  Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 info@BerkmanAssociates.com

Trio-Tech Third Quarter Net Income
Increased to $0.04 Per Share Versus $0.02

Van Nuys, CA – May 14, 2021 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the third quarter and first nine months of fiscal 2021.

Third Quarter Results

Revenue from the sale of Trio-Tech’s proprietary semiconductor testing and manufacturing equipment increased 24% to $3,130,000 for the third quarter of fiscal 2021 compared to $2,519,000 for the same quarter last year, driven by higher orders from a number of customers at the Company’s Singapore facility. Third quarter revenue from semiconductor testing services decreased 6% to $3,504,000 from $3,741,000 for the same quarter last year, primarily due to a decrease in demand from major customers. Revenue from the distribution of semiconductor manufacturing and testing equipment decreased 34% to $1,467,000 from $2,225,000 for the third quarter last year, reflecting generally lower customer demand. Total revenue for the three months ended March 31, 2021 decreased 5% to $8,112,000 compared to $8,501,000 for the same quarter last year.

Despite the decline in overall revenue, an improved product mix helped to increase the overall gross margin to $2,060,000, or 25% of revenue, compared to $1,786,000, or 21% of revenue, for the same quarter last year.

General and administrative expenses increased 10% to $1,923,000 from $1,754,000 in the same quarter last year, primarily related to a higher stock compensation recorded, due to the increased volatility in our share price.

The loss from operations for the third quarter of fiscal 2021 was $65,000, compared to $367,000 for the same quarter last year.

Other income of $273,000 for this year’s third quarter included $107,000 in governmental grants to offset the negative impact of the COVID-19 pandemic. Other income of $440,000 for last year’s third quarter included similar grants of $263,000.

Net income attributable to Trio-Tech International Common Shareholders for the three months ended March 31, 2021 increased to $178,000, or $0.04 per diluted share, compared to $70,000, or $0.02 per diluted share, for the third quarter of fiscal 2020.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, "While the COVID-19 pandemic was primarily responsible for a very difficult first half of fiscal 2021 for Trio-Tech, and continued to affect our performance in the third quarter, the improvement in orders and gross margin in our manufacturing segment is an encouraging sign for the future. We are maintaining tight control over operating costs throughout the Company, but operating profitability will be largely dependent upon improvements in business conditions, which continue to remain uncertain. As we are monitoring the situation closely, we remain prepared to take further actions as required by local governments, or which we deem necessary, in the best interests of our employees, customers and stockholders."

(more)

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Third Quarter Net Income Increased to $0.04 Per Share Versus $0.02
May 14, 2021
Page Two

Nine Months Results

For the first nine months of fiscal 2021, overall revenue decreased 15% to $23,154,000 compared to $27,286,000 for the same period last year. Manufacturing revenue increased 4% to $9,324,000 from $8,881,000, while testing services revenue declined 17% to $10,018,000 from $12,018,000. Distribution revenue decreased 40% to $3,790,000 compared to $6,338,000 for the same period of fiscal 2020.

Overall gross margin for the first nine months of fiscal 2021 decreased 8% to $5,448,000 from $5,943,000 last year, but increased as a percentage of revenue to 24% from 22% for the same period of fiscal 2020.

For the first nine months of fiscal 2021, general and administrative expenses decreased $74,000 to $5,245,000 from $5,319,000 for the same period of fiscal 2020, primarily due to the decrease in staff benefit cost related expenses as part of our cost-saving measures.

Selling expenses for the first nine months of fiscal 2021 decreased $191,000 to $356,000, as compared to $547,000 in the same period of fiscal 2020, primarily due to the decline in traveling expenses incurred as a result of worldwide travel restrictions amid the pandemic.

For the first nine months of fiscal 2021, other income decreased to $531,000 from $1,576,000 for the same period of fiscal 2020. The decrease was primarily due to a non-recurring gain on the sale of assets of $1,172,000 in the same period last year.

Net income attributable to Trio-Tech International Common Shareholders for the first nine months of fiscal 2021 was $405,000, or $0.10 per diluted share, compared to $769,000, or $0.21 per diluted share, for the first nine months of fiscal 2020

Shareholders' equity at March 31, 2021 was $26,921,000, or $6.88 per outstanding share, compared to $25,146,000, or $6.84 per outstanding share, at June 30, 2020. There were approximately 3,913,055 common shares outstanding at March 31, 2021.

About Trio-Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended March 31,		Nine Months Ended March 31,
Revenue	2021	2020	2021	2020

Manufacturing	$3,130	$2,519	$9,324	$8,881
Testing Services	3,504	3,741	10,018	12,018
Distribution	1,467	2,225	3,790	6,338
Real Estate	11	16	22	49

	8,112	8,501	23,154	27,286
Cost of Sales
Cost of manufactured products sold	2,148	1,851	6,855	6,789
Cost of testing services rendered	2,651	2,937	7,651	9,046
Cost of distribution	1,234	1,909	3,142	5,454
Cost of real estate	19	18	58	54

	6,052	6,715	17,706	21,343

Gross Margin	2,060	1,786	5,448	5,943

Operating Expenses:
General and administrative	1,923	1,754	5,245	5,319
Selling	123	181	356	547
Research and development	79	79	277	280
Impairment loss on long-lived assets	--	139	--	139
Gain on disposal of property, plant and equipment	--	--	(1)	(24)

Total operating expenses	2,125	2,153	5,877	6,261

(Loss) from Operations	(65)	(367)	(429)	(318)

Other Income (Expenses)
Interest expense	(25)	(63)	(96)	(186)
Gain on sale of assets held for sale	--	--	--	1,172
Other income, net	273	440	627	590

Total other income	248	377	531	1,576

Income from Continuing Operations before Income Taxes	183	10	102	1,258

Income Tax (Expenses) Benefit	(118)	8	(125)	(112)

Income (loss) from Continuing Operations
before Non-controlling Interest, net of tax	65	18	(23)	1,146

Income (loss) from Discontinued Operations, net of tax	1	(21)	(26)	(21)

NET INCOME (LOSS)	66	(3)	(49)	1,125

Less: Net (loss) income Attributable to Non-controlling Interest	(112)	(73)	(454)	356

Net Income Attributable to Trio-Tech International	178	70	405	769

Net Income Attributable to Trio-Tech International:
Income from Continuing Operations, net of tax	177	81	418	780
Income (loss) from Discontinued Operations, net of tax	1	(11)	(13)	(11)

Net Income Attributable to Trio-Tech International	$178	$70	$405	$769

Basic Earnings per Share	$0.05	$0.02	$0.11	$0.21

Diluted Earnings per Share	$0.04	$0.02	$0.10	$0.21

Weighted Average Shares Outstanding - Basic	3,913	3,673	3,913	3,673
Weighted Average Shares Outstanding - Diluted	4,046	3,759	4,030	3,734

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Comprehensive (Loss) Income Attributable to Trio-Tech International:
Net income (loss)	$66	$(3)	$(49)	$1,125

Foreign Currency Translation, net of tax	(468)	(1,013)	1,115	(1,051)

Comprehensive (Loss) Income	(402)	(1,016)	1,066	74

Less: Comprehensive (Loss) Income
Attributable to Non-controlling Interest	(136)	(64)	(455)	376

Comprehensive (Loss) Income
Attributable to Trio-Tech International	$(266)	$(952)	$1,521	$(302)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2021	2020
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$5,178	$4,150
Short-term deposits	7,146	6,838
Trade accounts receivable, net	6,997	5,951
Other receivables	678	998
Inventories, net	2,602	1,922
Prepaid expenses and other current assets	367	341
Total current assets	22,968	20,200

Deferred tax assets	337	247
Investment properties, net	688	690
Property, plant and equipment, net	9,690	10,310
Operating lease right-of-use assets	1,994	944
Other assets	1,709	1,609
Restricted term deposits	1,739	1,660
Total non-current assets	16,157	15,460

TOTAL ASSETS	$39,125	$35,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$184	$172
Accounts payable	2,997	2,590
Accrued expenses	3,467	3,005
Income taxes payable	348	344
Current portion of bank loans payable	435	370
Current portion of finance leases	216	231
Current portion of operating leases	659	477
Current portion of PPP loan	121	54

Total current liabilities	8,427	7,243

Bank loans payable, net of current portion	1,732	1,836
Finance leases, net of current portion	291	435
Operating leases, net of current portion	1,335	467
Income taxes payable	385	430
PPP loan, net of current portion	--	67
Other non-current liabilities	34	36

Total non-current liabilities	3,777	3,271

TOTAL LIABILITIES	12,204	10,514

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,913,055 and 3,673,055 shares
issued and outstanding at March 31, 2021 and June 30, 2020, respectively	12,178	11,424
Paid-in capital	3,507	3,363
Accumulated retained earnings	8,441	8,036
Accumulated other comprehensive gain-translation adjustments	2,259	1,143

Total Trio-Tech International shareholders' equity	26,385	23,966

Non-controlling interest	536	1,180

TOTAL EQUITY	26,921	25,146

TOTAL LIABILITIES AND EQUITY	$39,125	$35,660